UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 15, 2023
___________________________________________
SILA REALTY TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
___________________________________________

Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1001 Water St.
Suite 800
Tampa, Florida 33602
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 15, 2023, the Board of Directors (the “Board”) of Sila Realty Trust, Inc. (the “Company”) approved and adopted amendments to the Company’s Amended and Restated Bylaws, effective immediately (the “Second Amended and Restated Bylaws”). The Second Amended and Restated Bylaws include changes to conform various provisions to recent amendments to the Maryland General Corporation Law (the “MGCL”) and to the Company's Third Articles of Amendment and Restatement, and to include the following provisions, among other things:
•meetings of stockholders and the Board may be held by remote communication;
•stockholders may request a special meeting, upon written request to the secretary of the Company by a majority of the votes entitled to be cast on any matter that may properly be considered at such meeting and subject to specified notice, disclosure and other requirements;
•for a special meeting request from stockholders, the chair of the Board, chief executive officer, president or Board has the right to engage independent inspectors of elections to perform a ministerial review of the validity of the request and any revocations;
•an advance notice provision requiring stockholders seeking to make nominations or propose business at a meeting of stockholders to comply with specified requirements, including, without limitation, (i) providing the Company a notice setting forth certain information regarding the stockholder proposing the nomination or business and information regarding the nominee or proposal during the specified time period and (ii) as required by Rule 14a-19 of the Securities and Exchange Commission with respect to any proposed nomination, soliciting the holders of at least 67% of the voting power of shares of stock of the Company entitled to vote in the election of directors;
•if a stockholder proponent does not appear in person or by proxy at a meeting to present each nominee for election as a director or the proposed business, as applicable, such matter will not be considered at the meeting;
•the voting standard for the election of directors in an uncontested election is a majority of the votes cast;
•the voting standard for the election of directors in a contested election is a plurality of the votes cast; and
•unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim (as defined in the MGCL), other than any action arising under federal securities laws, or (b) any other action asserting a claim against the Company or any director or officer of other employee of the Company that is governed by the internal affairs doctrine of Maryland law.
The Second Amended and Restated Bylaws also include other related, technical, conforming, modernizing and clarifying changes. The Second Amended and Restated Bylaws of the Company reflecting these amendments are filed as Exhibit 3.1 to this Current Report on Form 8-K. The above description of the changes contained in the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which is incorporated into this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

3.1	Second Amended and Restated Bylaws of Sila Realty Trust, Inc., effective June 15, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILA REALTY TRUST, INC.

Dated: June 20, 2023	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer